UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2012

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

212-578-2211 (Registrant’s Telephone Number, Including Area Code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Item 9.01 Financial Statements And Exhibits	4
SIGNATURES	5
EXHIBIT INDEX	6
EX - 10.1
EX - 99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2012, the Board of Directors of MetLife, Inc. (the “Company”) appointed Ricardo A. Anzaldua to succeed Nicholas D. Latrenta as General Counsel of the Company, effective December 17, 2012. On the same date, Mr. Latrenta agreed to the terms of his continued employment, as approved by the Company’s Board of Directors, also effective December 17, 2012. Mr. Latrenta will provide the Company with legal advice and assist with the transition of duties to Mr. Anzaldua in a non-executive officer role until his anticipated retirement on March 31, 2013. Mr. Latrenta will be paid salary at a rate of $43,000 per month and will be eligible for standard employee benefits and compensation programs. During his employment, the Company will indemnify Mr. Latrenta on the same basis as it indemnifies its officers under its bylaws.

The foregoing description of the terms of Mr. Latrenta’s continued employment is a summary, is not complete, and is qualified in its entirely by reference to the Company’s letter to Mr. Latrenta dated December 11, 2012, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the Company’s press release announcing that Mr. Anzaldua will join the Company as General Counsel, dated December 11, 2012, is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements And Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

10.1	Letter from MetLife, Inc. to Nicholas D. Latrenta, dated December 11, 2012.

99.1	Press release of MetLife, Inc. dated December 11, 2012 announcing that Ricardo Anzaldua will join MetLife, Inc. as General Counsel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Christine M. DeBiase
Name: Christine M. DeBiase
Title: Vice President and Secretary

Date: December 14, 2012

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT

10.1	Letter from MetLife, Inc. to Nicholas D. Latrenta, dated December 11, 2012.

99.1	Press release of MetLife, Inc. dated December 11, 2012 announcing that Ricardo Anzaldua will join MetLife, Inc. as General Counsel.